Exhibit 3.4

SLB Draft: 6 October 2019

THE COMPANIES ACT (CAP. 50)

PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

DIGITAL INNOVATIVE LIMITED

Incorporated on the	day of	2019

SHOOK LIN & BOK LLP

ADVOCATES & SOLICITORS

AIA TOWER

SINGAPORE

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THE COMPANIES ACT (CAP. 50)

PUBLIC COMPANY LIMITED BY SHARES

CONSTITUTION

OF

DIGITAL INNOVATIVE LIMITED

1.	The name of the Company is Digital Innovative Limited.	Name of Company.
2.

In this Constitution, if not inconsistent with the subject or context, the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:

Interpretation.

WORDS		MEANINGS

“the Act”	:	The Companies Act (Chapter 50 of Singapore) or any statutory modification, amendment or re-enactment thereof for the time being in force and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent Companies Act.

“Alternate Director”	:	Any person duly appointed by a Director as his alternate.

“Annual General Meeting”	:	The annual General Meeting of the Company.

“Auditor”	:	The auditor for the time being of the Company (if any).

“CEO”	:	Means “chief executive officer” as defined in Section 4 of the Act.

the “Company”	:	The abovenamed Company by whatever name from time to time called.

this “Constitution”	:	This constitution of the Company for the time being in force.

“Depositor”	:	A person who has an account directly with a Depository, which account is credited with book-entry securities in the Company.

“Depository”	:	The Depository Trust Company or its nominee (as the case may be) or such other depository or its nominee (as the case may be) as may be designated and approved by the Directors from time to time.

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“Depository Register”	:	A register maintained by a Depository in respect of book-entry securities in the Company.
“Designated Stock Exchange”	:	NASDAQ or at any time, in the case of the shares of the Company, if they are not at that time listed and traded on NASDAQ, the principal stock exchange or securities market on which the shares are then listed or quoted or dealt in.

“Director”	:	Has the meaning given in Section 4 of the Act, and includes any person acting as a director of the Company and any person duly appointed and acting for the time being as an Alternate Director.

“Directors”	:	The directors for the time being of the Company or such number of them as have authority to act for the Company.

“dividend”	:	Includes bonus.

“electronic communication”	:	Has the meaning given in Section 4 of the Act.

“Escrow Shares”	:	2,000,000 ordinary shares of the Company held in escrow pursuant to an escrow agreement to be entered into between the Company, the escrow agent and a designated representative of the respective Members holding Escrow Shares.

“Extraordinary General Meeting”	:	A General Meeting other than an Annual General Meeting.

“General Meeting”	:	A meeting of the Members of the Company or of a class of Members of the Company, as the case may be.

“Managing Director”	:	The managing Director for the time being of the Company (if any).

“Member”	:	A member of the Company.

“month”	:	Calendar month.

“NASDAQ”	:	The Nasdaq Stock Market.

“Office”	:	The registered office for the time being of the Company.

“paid up”	:	Includes credited as paid up.

“Register”	:	The register of members of the Company and any branch register thereof to be established and maintained outside of Singapore in accordance with the applicable provisions of the Act.

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“Registrar”	:	The Registrar of Companies appointed under the Act and includes any deputy or assistant Registrar of Companies.

“Regulations”	:	The regulations of the Company contained in this Constitution for the time being in force.

“Seal”	:	The common seal of the Company or in appropriate cases the official seal or duplicate common seal.

“Secretary”	:	The secretary or secretaries appointed under this Constitution and shall include any person entitled to perform the duties of the secretary temporarily.

“Singapore”	:	The Republic of Singapore.

“Special Resolution”	:	Means a “special resolution” as defined in Section 184 of the Act.

“treasury share”	:	Has the meaning given in Section 4 of the Act.

“writing” and “written”	:	Includes printing, lithography, typewriting, telefax transmission and any other mode of representing or reproducing words in visible form, including electronic communication.

“year”	:	Calendar Year.

“$”	:	Singapore dollars.

“%”	:	Per centum or percentage.

Words denoting the singular number only shall include the plural and vice versa.

Words denoting the masculine gender only shall include the feminine and neuter genders and vice versa.

Words denoting persons shall include companies and corporations and other legal persons.

Save as aforesaid, any word or expression used in the Act and the Interpretation Act (Chapter 1 of Singapore) shall, if not inconsistent with the subject or context, bear the same meaning in this Constitution.

The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of this Constitution.

GENERAL

3.	The Office will be situated in Singapore.	Office.

4.	The liability of the Members is limited.	Limited liability.

5.	Subject to the provisions of the Act and any other written law and this Constitution, the Company has:	Capacity, powers and privileges generally.

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of Regulation 5(a), full rights, powers and privileges.

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6.

The Company shall have power to consolidate or subdivide the shares and to issue any additional capital as fully paid or partly paid shares and with any deferred, preferred or other special, rights, privileges or restrictions or subject to any special terms or conditions, and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, restrictions, terms, conditions or designations in accordance with the Act and this Constitution.

Power to issue additional capital with differential rights.

BUSINESS

7.

Subject to the provisions of the Act, any business may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such business.

Any business may be undertaken by Directors.

SHARES

8.

(a) Except as expressly permitted by the Act, the Company shall not give, whether directly or indirectly and whether by means of the making of a loan, the giving of a guarantee, the provision of security, the release of an obligation or the release of a debt or otherwise, financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the Company or its holding company.

Financial assistance.

	(b) The Company may, subject to and in accordance with the Act, purchase or otherwise acquire any class of shares in the issued share capital of the Company on such terms and in such manner as the Company may from time to time think fit. The Company may deal with any such share which is so purchased or acquired by it in such manner as may be permitted by, and in accordance with, the Act (including without limitation, to hold such shares as treasury shares).	Company may acquire its own issued ordinary shares.

9.

Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of this Constitution, the Directors may allot and issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions and at such time as the Directors may think fit.  Neither the Company nor the Directors shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or disposal of shares to Members or others with registered addresses in any particular territory or territories where such allotment, offer, option or disposal is potentially likely in the opinion of the Directors to be in violation of applicable laws, or where compliance with such applicable laws would be impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.

Issue of shares.

10.

The rights attached to shares issued upon special conditions shall be clearly defined in this Constitution. Without prejudice to any special right previously conferred on the holders of any existing shares or class of shares but subject to the Act and this Constitution, shares in the Company may be issued by the Directors, and any such shares may be issued with such preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the Directors may determine and preference shares may be issued which are or at the option of the Company are liable to be redeemed, the terms and manner of redemption being determined by the Directors, subject to the listing rules of any stock exchange upon which shares in the Company may be listed, provided always that the rights attaching to shares of a class other than ordinary shares shall be expressed in the resolution creating the same.

Special rights.

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11.

If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Act, whether or not the Company is being wound up, be varied or abrogated with the sanction of a Special Resolution passed at a separate General Meeting of the holders of shares of the class. To every such Special Resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply. To every such separate General Meeting the provisions of this Constitution relating to General Meetings shall mutatis mutandis apply; but so that the necessary quorum shall be two (2) persons (unless all the shares of the class are held by one (1) person whereupon no quorum is applicable) at least holding or representing by proxy or by attorney not less than one-third  of the total voting rights of all Members having the right to vote at the General Meeting and that any holder of shares of the class present in person or by proxy or by attorney may demand a poll, PROVIDED THAT where the necessary majority for such a Special Resolution is not obtained at the General Meeting, consent in writing if obtained from the holders of three-fourths of the issued shares of the class concerned within two (2) months of the General Meeting shall be as valid and effectual as a Special Resolution carried at the General Meeting.

Variation of rights.

12.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by this Constitution as are in force at the time of such issue, be treated as being varied by the creation or issue of further shares ranking equally with the shares of that class.

Creation or issue of further shares with special rights.

13.

The Company may pay commission or brokerage that is permitted by law on any issue of shares or purchase or acquisition of its shares, at such rate or amount and in such manner as the Directors may deem fit. Such commission or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other.

Power to pay commission and brokerage.

14.

If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or the provisions of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act, pay interest on such of the shares (excluding treasury shares) as is for the time being paid up and may charge the same to capital as part of the cost of the construction or provision.

Power to charge interest on capital.

15.

Except as required by law or by this Constitution, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise (even when the Company has notice thereof) any equitable, contingent, future or partial interest in any share or unit of any share or any interest in any fractional part of a share or any other rights in respect of any share or unit of any share, except an absolute right to the entirety thereof in the registered holder.

Exclusion of equities.

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16.

If two (2) or more persons are registered as joint holders of any share, any one (1) of such persons may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provisions of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares. Such joint holders shall be deemed to be one (1) Member and the delivery of a certificate for a share to one (1) of several joint holders shall be sufficient delivery to all such holders.

Joint holders.

17.

No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share. Subject to the Act and the regulations of the Designated Stock Exchange, save as expressly provided by or in accordance with this Constitution, fractions of shares arising from any alteration of the Company’s share capital shall be disregarded and not issued, or aggregated and dealt with in such manner as the Directors may, in their absolute discretion, deem fit in the interest of the Company.

Fractional part of a share.

18.

If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.

Payment of instalments.

19.

The certificate of title to shares in the capital of the Company shall be issued in such form as the Directors shall from time to time prescribe and in accordance with the requirements of the Act, and shall specify the number and class of shares to which it relates, whether the shares a fully or partly paid up and the amount (if any) unpaid on the shares.

Share certificates.

20.

Every person whose name is entered as a Member in the Register shall be entitled without payment within 60 days after allotment or within 30 days after the lodgement of notice of any transfer of shares to one (1) certificate for all his shares of any one (1) class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred in accordance with the Act. Where a Member transfers part only of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner, the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding $2/- for each such new certificate as the Directors may determine.

Entitlement to certificates.

21.

If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company the amount of the proper duty, if any, with which such certificate is chargeable under any law for the time being in force relating to stamps together with a further fee not exceeding $2/- as the Directors may determine. Subject to the provisions of the Act and the requirements of the Directors thereunder, if any certificate or document of title to shares or debentures be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of a fee not exceeding $2/- as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document.

New certificates may be issued.

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21A.	The Company may issue the Escrow Shares, which shall not be fully paid and shall carry the following rights, benefits and privileges and be subject to the following restrictions:	Escrow Shares.

(a)

each Escrow Share shall, automatically and without any required action or payment on the part of the Members holding Escrow Shares, be deemed to be fully paid as of the time of release (the “Release Date”) from the escrow account for distribution to the Members holding the Escrow Shares pursuant to the terms of the escrow agreement as may be agreed between the Company, the escrow agent and a designated representative of the Members holding Escrow Shares;

(b)	if an Insolvency Event occurs at any time before the Release Date, the Escrow Shares shall, automatically and without any required action or payment on the part of the Members holding Escrow Shares, be deemed to be fully paid as of the time of the Insolvency Event;

(c)

for the purposes of the Escrow Shares being deemed fully paid, no Member holding Escrow Shares shall be required to pay any amount (in cash or otherwise) to the Company in connection with the release of the fully paid Escrow Shares or otherwise;

(d)

in the event that one or more Escrow Shares are not released pursuant to the terms of the escrow agreement to be entered into between the Company, the escrow agent and a designated representative of the Members holding Escrow Shares, such Escrow Share(s) shall be, at the Directors’ discretion, forfeited and/or cancelled by the Company in accordance with the terms of this Constitution and the Act. For the avoidance of doubt, this shall be the sole and exclusive remedy of the Company with respect to the Escrow Shares;

(e)

each Member holding Escrow Shares shall be entitled to vote on its Escrow Shares at any General Meeting either personally or by proxy or by attorney, and such Escrow Shares shall be taken into account in a quorum;

(f)	each Escrow Share, for so long as it is not fully paid, shall not be traded; and

(g)

until such time that the Escrow Shares are deemed to be fully paid, any dividends declared or payable on the Escrow Shares shall be dealt with and paid into the escrow account in accordance with the terms of the escrow agreement to be entered into between the Company, the escrow agent and a designated representative of the Members holding Escrow Shares.

For the purposes of this Regulation, “Insolvency Event” occurs [if (i) the Company institutes proceedings to be adjudicated as insolvency, (ii) an application or order has been made or resolution passed for the winding-up, judicial management or administration or for the appointment of a liquidator, provisional liquidator or judicial manager of, the Company, or (iii) an approval for any commencement, decision not to oppose or settlement of any case, proceeding or other action for insolvency, receivership, liquidation, dissolution, bankruptcy or similar proceeding of or on behalf of the Company has been passed]. [SLB: To be aligned with Escrow Agreement]

RESTRICTIONS ON TRANSFER OF SHARES

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22.

Subject to the restrictions of this Constitution and the applicable laws and the rules and regulations of the Designated Stock Exchange, any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors and the Designated Stock Exchange may approve. The instrument of transfer of a share shall be signed both by the transferor and by the transferee, provided that an instrument of transfer in respect of which the transferee is either the Depository or any other person (whom the Directors may determine that such signature as transferee shall be dispensed with) shall be effective although not signed by or on behalf of the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.

Form of transfer.

23.

The Directors in so far as permitted by any applicable law may, in their absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of such transfer, the Member requesting such transfer shall bear the cost of effecting the transfer unless the Directors otherwise determine.

Transfer between registers.

24.

The instrument of transfer must be submitted to the Company accompanied by the original certificate of the shares to which it relates and/or such other evidence as the Directors may require to show the right of the transferor to make the transfer, in compliance with Regulation 27, and thereupon the Company shall, subject to the powers vested in the Directors by this Constitution, lodge with the Registrar notice of the transfer of shares in the prescribed form and retain the instrument of transfer.

Retention of transfers.

25.

No share shall in any circumstances be transferred to any infant or bankrupt or any person who becomes mentally disordered or a person whose person or estate is liable to be dealt with in any way under the law relating to mental capacity.

Transfer to certain persons.

26.	(a)	Subject to the provisions of this Constitution, there shall be no restriction on the transfer of fully paid-up shares (except where required by law or by the rules, by-laws or regulations of the Designated Stock Exchange) but the Directors may, in their absolute discretion, decline to register any transfer of shares if the shares are not fully paid shares or notice of any transfer of shares on which the Company has a lien or to a person whom they do not approve. If the Directors decline to register a transfer of shares, they shall within 30 days after the date on which the transfer of shares was lodged with the Company, send to the transferor and transferee notice of the refusal. If the Directors refuse to register a transfer of shares, they shall within 30 days of the date of application for the transfer by notice in writing to the applicant, state the facts which are considered to justify the refusal to register the transfer.	Directors’ power to decline to register transfer.

	(b)	Unless the Directors otherwise agree (which agreement may be on such terms and subject to such conditions as the Directors in their absolute discretion may from time to time determine, and which agreement the Directors shall, without giving any reason therefor, be entitled in their absolute discretion to give or withhold), no shares upon the principal register of the Company shall be transferred to any branch register nor shall shares on any branch register be transferred to the principal register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant share registration office designated by the Company, and, in the case of any shares on the principal register, at the registered office of the Company or such other place in Singapore at which the principal register is kept in accordance with the Act.

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(c)	The registration of transfer of shares may, in accordance with the requirements of the Designated Stock Exchange, be suspended at such times and for such periods (not exceeding in whole 30 days in any year) as the Directors may determine.

27.	The Directors may decline to register any instrument of transfer unless:	Instrument of transfer.

(a)	such fee not exceeding $2/- or such other sum as the Directors may from time to time require under the provisions of this Constitution, is paid to the Company in respect thereof; and

(b)	the instrument of transfer is deposited at the Office or at such other place (if any) as the Directors may appoint accompanied by the certificate of stamp duty evidencing due stamping of the transfer (if any), and if the instrument of transfer is executed by some other person on the transferor’s behalf, evidence of the authority of the person so to do.

28.	The Company shall provide a book to be called “Register of Transfers” which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.	Register of Transfers

29.	The Company shall keep in one or more books a Register and shall enter therein particulars required by the Act. Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Directors may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a registration office in connection therewith. The Register may, in accordance with the requirements of the Designated Stock Exchange or by any electronic means as may be accepted by the Designated Stock Exchange, be suspended at such times and for such periods as the Directors may from time to time determine, but not for more than a total of 30 days in any year.	Register of Members

TRANSMISSION OF SHARES

30.

In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators (being the legal personal representatives) of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein shall release the estate of a deceased sole Member from any liability in respect of any share held by him or the estate of a deceased joint holder from any liability in respect of any share held by him jointly with others. When two (2) or more persons are jointly entitled to a share or rights thereunder in consequence of the death or bankruptcy of the Member, they shall be treated as joint holders of that share for purposes of this Constitution.

Transmission on death.

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31.

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing of such desire or to have some person nominated by him registered as the transferee thereof, in the Register. If the person so becoming entitled shall elect to be registered himself in the Register, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered in the Register, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, the Directors’ discretion to decline to register any transfer of shares and the lodging of a notice with the Registrar shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.

Persons becoming entitled on death or bankruptcy of Member may be registered.
32.

Save as otherwise provided by or in accordance with this Constitution, the legal personal representative of a Member or the trustee or assignee of a Member’s estate, upon the death or bankruptcy of the Member, shall be entitled to the same dividends and other advantages and to the same rights to which he would be entitled if he were the registered holder of the share, except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to General Meetings of the Company until he shall have been registered as a Member in respect of the share.

Rights of unregistered executors and trustees.
33.

There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding $2/- as the Directors may from time to time require or prescribe.

Fee for registration of probate, etc.

CALLS ON SHARES

34.	The Directors may from time to time make such calls as they think fit upon the Members in respect of any moneys unpaid on their shares, other than in accordance with the terms of allotment or issue of the shares, if:	Calls on shares.

(a)	the Member has received from the Company at least 14 days’ notice specifying the time or times and place of payment; and

(b)	the call is payable at least one (1) month after the date fixed for payment of the last preceding call.

Subject to the foregoing, the Member shall pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

35.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.	Time when made.
36.

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment thereof at such rate not exceeding 10% per annum as the Directors may determine. The Directors shall be at liberty to waive payment of such interest wholly or in part.

Interest on calls.
37.

Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of this Constitution be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the sum becomes payable, and in case of non-payment all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

Sum due on allotment or at any fixed date.

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38.	The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.	Power to differentiate.
39.

The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon the shares held by him, and such payments shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which it is made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned, the Company may pay interest at such rate not exceeding (unless the Company in General Meeting otherwise directs) 10% per annum as agreed upon between the Member paying such sum and the Directors.

Payment in advance on calls.

FOREFEITURE AND LIEN

40.

If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may, as long as any part of the call or instalment remains unpaid, serve a notice on such Member requiring payment of the unpaid part of the call or instalment together with any interest and expenses which may have accrued.

Notice requiring payment of calls.
41.

The notice referred to in Regulation 40 shall name a further day (not being less than 14 days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that unless payment is made in accordance therewith, the shares on which the call was made will be liable to be forfeited.

Notice to state time and place.
42.

If the requirements of any such notice as referred to in Regulations 40 and 41 are not complied with, any share in respect of which such notice has been given may, at any time thereafter but before payment required by the notice has been made in full, be forfeited by a resolution of the Directors passed for the purpose of forfeiting the share. Such forfeiture shall include all dividends declared in respect of the forfeited share and not paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

Forfeiture on non-compliance with notice.
43.

A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Company may execute a transfer of, or the Directors may, if necessary, authorise some person to transfer, a forfeited or surrendered share to any such person as aforesaid.

Sale of shares forfeited.
44.

A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but notwithstanding the forfeiture or surrender, such Member shall remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares, with interest thereon at 10% per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, if the Directors think fit to enforce payment of such interest either wholly or in part.

Rights and liabilities of Members whose shares have been forfeited or surrendered.

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45.

The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) registered in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all money (whether presently payable or not, and whether by that Member or his estate) called or payable at a fixed time including instalments due or payable on any such share and interest and expenses thereon, but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and on all dividends from time to time declared in respect of those shares. The Directors may resolve that any share shall for some specified period be exempt from this provision (wholly or partly).

Company’s lien.
46.

The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Company may execute a transfer of, or the Directors may authorise some person to transfer, the shares sold to the purchaser thereof.

Sale of shares subject to lien.
47.

The proceeds of the sale of a share which has been forfeited or surrendered or over which the Company has a lien, shall be received by the Company. The proceeds of sale shall be applied in payment of any part of the amount in respect of which the lien exists as is presently payable, and any remaining proceeds from such sale, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale but which have become presently payable) be paid to the person entitled to the shares at the date of the sale.

Application of proceeds of such sale.
48.

A statutory declaration in writing that the declarant is a Director and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of title of the share delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share in the Register, and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

Title to shares forfeited or surrendered or sold to satisfy a lien.

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ALTERATION OF CAPITAL

49.	Subject to the provisions of the Act, the Company in General Meeting may from time to time by ordinary resolution increase its capital by the allotment and issue of new shares.	Power to increase capital.
50.

Subject to any special rights for the time being attached to any existing class of shares, the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct, and if no direction be given, as the Directors shall determine, subject to the provisions of this Constitution and the Act, and in particular (but without prejudice to the generality of the foregoing), such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.

Rights and privileges of new shares.
51.

Subject to the provisions of the Act and of any resolution of the Company in a General Meeting passed thereto, the issue of new shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper. The Directors shall also have power to issue shares for which no consideration is payable.

Issue of new shares to Members.
52.

Subject to the Act, except so far as otherwise provided by the conditions of issue or by this Constitution, all new shares shall be subject to the provisions of this Constitution with reference to allotments, payment of calls, lien, transfers, transmission, forfeiture and otherwise.

New shares subject to provisions of this Constitution.
53.	Subject to the Act and this Constitution, the Company may by ordinary resolution:	Power to consolidate, cancel and subdivide shares.

(a)	consolidate and divide all or any of its share capital;

(b)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person or which have been forfeited, and diminish the amount of its share capital by the number of shares so cancelled;

(c)	subdivide its shares or any of them (subject nevertheless to the provisions of the Act) PROVIDED THAT in such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(d)	change the currency denomination of its share capital.

54.	Subject to the provisions of this Constitution and the Act, the Company may by Special Resolution convert one (1) class of shares into another class of shares.	Conversion of shares.
55.	The Company may by Special Resolution and with any consent required by law, reduce its share capital in any manner.	Power to reduce capital.
56.	Shares that the Company purchases or otherwise acquires pursuant to Regulation 8(b) may be held as treasury shares in accordance with the provisions of this Constitution and the Act.	Treasury shares.
57.	Where the shares purchased or otherwise acquired are held as treasury shares by the Company, the Company shall be entered in the Register as the Member holding the shares.	Ownership of treasury shares.
58.

The Company shall not exercise any right in respect of treasury shares other than as provided by the Act. Subject thereto, the Company may hold or deal with its treasury shares in the manner authorised by, or prescribed pursuant to, the Act.

Rights of treasury shares.

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STOCK

59.	The Company may by ordinary resolution convert any paid up shares into stock and may from time to time by like resolution reconvert any stock into paid up shares.	Power to convert shares into stock and vice versa.
60.

No such conversion shall affect or prejudice any preference or other special privileges attached to the shares so converted. The holders of stock may transfer the stock or any part thereof in the same manner and subject to the same Regulations by which the shares from which the stock arose might, prior to conversion, have been transferred (or as near thereto as circumstances admit); but no stock shall be transferable except in such units as the Directors may from time to time determine.

Transfer of stock.
61.

The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, return of capital, voting and other matters, as if they held the shares from which the stock arose; but no such privilege or advantage (except participation in the dividends and profits and return of capital and in the assets on winding up) shall be conferred by any such aliquot part of stock on the holder of such stock which would not, if existing in shares, have conferred that privilege or advantage on the holder of such stock.

Rights of stockholders.
62.

All provisions of this Constitution as are applicable to paid up shares shall apply to stock, and the words “share” and “shareholder” or similar expressions in this Constitution are to be construed as including references to “stock” and “stockholder” or similar expressions, respectively.

Interpretation.

GENERAL MEETINGS

63.	(a)

Subject to the provisions of the Act, the Company shall hold a General Meeting as its Annual General Meeting, in addition to any other meetings, within the timeline(s) prescribed by the provisions of the Act. In addition, for so long as the shares of the Company are listed on the Designated Stock Exchange, the interval between the close of the Company’s financial year and the date of the Company’s Annual General Meeting shall not exceed such period as may be prescribed or permitted by the Designated Stock Exchange.

Annual General Meeting.

	(b)	All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.	Extraordinary General Meetings.

	(c)	The time and place of any General Meeting shall be determined by the Directors. General Meetings may be held in Singapore or such other jurisdictions and the Directors may deem fit.	Time and place.

64.

The Directors may, whenever they think fit, convene an Extraordinary General Meeting. Extraordinary General Meetings may be requisitioned by any Director, whenever he thinks fit, or any requisitionist as provided in the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

Calling Extraordinary General Meetings.

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65.	Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:	Routine business.

(a)	declaring dividends;

(b)	considering and adopting of financial statements, the statement of the Directors and report of the Auditor, and other documents required to be annexed to the financial statements;

(c)	appointing the Auditor and fixing the remuneration of the Auditor or determining the manner in which such remuneration is to be fixed;

(d)	appointing Directors or re-appointing Directors to fill vacancies arising at the meeting; and

(e)	fixing the remuneration of the Directors proposed to be paid under Regulation 96.

NOTICE OF GENERAL MEETINGS

66.	Subject to the provisions of Regulation 21A, the Act as to special notice and Special Resolutions and the rules and regulations of the Designated Stock Exchange, at least 14 days’ notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every General Meeting shall be given in the manner hereinafter mentioned to such persons (including the Auditor) as are under the provisions herein contained and the Act entitled to receive notice from the Company. PROVIDED THAT a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:	Notice of General Meetings.

(a)	in the case of an Annual General Meeting by all the Members entitled to attend and vote thereat; and

(b)	in the case of an Extraordinary General Meeting, by a majority in number of the Members having a right to attend and vote thereat, being a majority which together holds not less than 95% of the total voting rights of all the Members having a right to vote at that General Meeting.

67.	(a)	Every notice calling a General Meeting shall specify the place and the date and time of the General Meeting, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote instead of him and that a proxy need not be a Member.	Contents of notice.

	(b)	In the case of an Annual General Meeting, the notice shall also specify the General Meeting as such.

(c)

In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect.

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68.

The accidental omission to give notice of a General Meeting in accordance with this Constitution or, in cases where an instrument of proxy is sent out with the notice, the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a General Meeting or such instrument of proxy by, any person entitled to receive such notice, shall not invalidate the proceedings at that General Meeting.

Accidental omission.

PROCEEDINGS AT GENERAL MEETINGS

69.

Where there are two (2) or more Members, no business shall be transacted at any General Meeting unless two (2) Members are present in person or by proxy or by attorney to form a quorum, representing in aggregate not less than one-third  of the total voting rights of all Members having the right to vote at the General Meeting. In the event of a corporation being beneficially entitled to the whole of the issued capital of the Company or there being only one (1) Member, one (1) person representing such corporation or the sole Member shall be a quorum and shall be deemed to constitute a Meeting and, if applicable, the provisions of Section 179 and 184G of the Act shall apply. For the purpose of this Regulation, “Member” includes a person attending by proxy or by attorney.

Quorum.
70.

Subject to the provisions of the Act, any Member may participate at any General Meeting by video conference, audio visual or by means of similar communication equipment whereby all persons participating in the meeting are able to see and hear each other in which event such Member shall be deemed to be present at the meeting. A Member participating in a meeting in the aforesaid manner may also be taken into account in ascertaining the presence of a quorum at the meeting. Minutes of the proceedings at a meeting by video conference, audio visual, or other similar communications equipment signed by the chairman of the meeting shall be conclusive evidence of such proceedings and of the observance of all necessary formalities. Such a meeting shall be deemed to take place where the largest group of Members present for the purposes of the meeting is assembled, or, if there is no such group, where the chairman is present.

Meeting by video conference, audio visual or similar communication means.
71.

If within half an hour from the time appointed for the General Meeting a quorum is not present, the General Meeting if convened on the requisition of Members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at such adjourned General Meeting a quorum is not present within 15 minutes from the time appointed for holding the General Meeting, the General Meeting shall be dissolved. No notice of any such adjournment as aforesaid shall be required to be given to the Members.

Adjournment if quorum not present.
72.

The chairman of the board of Directors shall preside as chairman at every General Meeting. If there is no such chairman or if at any General Meeting he is not present within 15 minutes after the time appointed for holding the General Meeting or he is unwilling to act as chairman, the Members present shall choose one (1) Director to be chairman of the General Meeting or, if no Director is present or if all the Directors present decline to take the chair, one (1) of their number present, to be chairman.

Chairman.
73.

The chairman may, with the consent of any General Meeting at which a quorum is present (and shall if so directed by the General Meeting) adjourn the General Meeting from time to time and from place to place. No business shall be transacted at any adjourned General Meeting except business which might lawfully have been transacted at the General Meeting from which the adjournment took place. When a General Meeting is adjourned for 30 days or more, notice of the adjourned General Meeting shall be given as in the case of the original General Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned General Meeting.

Adjournment.

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74.

At any General Meeting a resolution put to the vote of the General Meeting shall be decided on a show of hands unless a poll be (before or on the declaration of the result of the show of hands) demanded by (i) the chairman, (ii) not less than five (5) Members having the right to vote at the meeting, (iii) one Member or Members representing not less than 10% of the total voting rights of all Members having the right to vote at the meeting, or (iv) one Member or Members holding shares in the Company conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right, present in person or by proxy or by attorney PROVIDED THAT no poll shall be demanded on the election of a chairman or on a question of adjournment of the General Meeting or the appointment of scrutineers. Unless a poll is so demanded (and the demand is not withdrawn) a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. A demand for a poll may be withdrawn by the person who has demanded it if:

Method of voting.

(a)	the poll has not yet been taken; and

(b)	the chairman consents to the withdrawal.

75.

If a poll is duly demanded (and the demand has not been withdrawn) in accordance with Regulation 74, it shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such time as the chairman may direct and the result of a poll shall be deemed to be the resolution of the General Meeting at which the poll was demanded. The chairman may, and if so requested shall, appoint scrutineers and may adjourn the General Meeting to some place and time fixed by him for the purposes of declaring the result of the poll.

Taking a poll.
76.

If any votes are counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same General Meeting or at any adjournment thereof at which the vote is counted, and it shall not in any case vitiate the result of the voting unless it shall in the opinion of the chairman be of sufficient magnitude.

Votes counted in error.
77.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the General Meeting at which the show of hands takes place or at which the poll is demanded, as the case may be, shall not be entitled to a second or casting vote.

Chairman’s casting vote.
78.

The chairman may, and if so directed by the General Meeting shall, appoint and may adjourn the General Meeting to some place and time fixed by him (not being more than 30 days after the date of the General Meeting) for the purpose of taking the poll and/or declaring the result of the poll. No notice need be given of a poll not taken immediately.

Appointment of scrutineers.
79.	The demand for a poll shall not prevent the continuance of a General Meeting for the transaction of any business, other than the question on which the poll has been demanded.	Continuance of business.

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VOTES OF MEMBERS

80.

Subject to the Act, this Constitution and to any special rights or restrictions as to voting attached to any class of shares hereinafter issued, on a show of hands every Member entitled to vote who is present in person or by proxy or by attorney shall have one (1) vote and on a poll every Member entitled to vote who is present in person or by proxy or by attorney shall have one (1) vote for every share of which he is the holder.

Voting rights of Members.
81.

Where there are joint registered holders of any share any one (1) of such persons may vote and be reckoned in a quorum at any General Meeting either personally or by proxy or by attorney as if he were solely entitled thereto, and if more than one (1) of such joint holders be so present at any General Meeting then that one (1) of such persons so present whose name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof.

Voting rights of joint holders.
82.

A Member who is mentally disordered or whose person or estate is liable to be dealt with in any way under the law relating to mental capacity may vote, whether on a show of hands or on a poll, by such person who properly has the management of his estate, property and affairs and any such person may vote by proxy or by attorney.

Voting rights of certain Members.
83.

Subject to the provisions of this Constitution (including Regulation 21A) and the Act, every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid. For the avoidance of doubt, a Member shall not be entitled to vote at any General Meeting either personally or by proxy or by attorney, or to be taken into account in a quorum, in respect of shares where any call is due and unpaid.

Right to vote.
84.

No objection shall be raised to the qualification of any voter except at the General Meeting or adjourned General Meeting at which the vote objected to is given or tendered and every vote not disallowed at such General Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the General Meeting whose decision shall be final and conclusive.

Objections.
85.	On a poll, votes may be given either personally or by proxy or by attorney and a person entitled to more than one (1) vote need not use all his votes or cast all the votes he uses in the same way.	Votes on a poll.
86.	An instrument appointing a proxy shall be in writing and:	Appointment of proxies.

(a)	in the case of an individual shall be signed under hand by the appointor or by his attorney; and

(b)	in the case of a corporation or limited liability partnership shall be either under its common seal or signed under hand by its attorney or by an officer on behalf of the corporation or limited liability partnership.

In any case where the member is the Depository, the Company shall be entitled and bound:

(i) to reject any instrument of proxy lodged if the Depositor is not shown to have any shares entered against his name in the Depository Register as at 72 hours before the time of the relevant General Meeting as certified by the Depository to the Company; and

(ii) to accept as the maximum number of votes which in aggregate the proxy or proxies appointed by the Depositor is or are able to cast on a poll a number which is the number of shares entered against the name of that Depositor in the Depository Register as at 72 hours before the time of the relevant General Meeting as certified by the Depository to the Company, whether that number is greater or smaller than the number specified in any instrument of proxy executed by or on behalf of that Depositor.

The Directors may, but shall not be bound to, require evidence reasonably satisfactory to the Directors of the authority of any such attorney or officer, and if the same is required, it shall be submitted before the time appointed for the holding of the General Meeting or adjourned General Meeting at which the instrument appointing a proxy is to be used.

87.	In any case where a form of proxy appoints more than one (1) proxy, the proportion of the shareholding concerned to be represented by each proxy shall be specified in the form of proxy.	Proportion of shareholding to be specified.

88.	A proxy need not be a Member. Any appointment of a proxy shall be deemed to be revoked if a Member attends the General Meeting in person.	Proxy need not be a Member.

89.

An instrument appointing a proxy or the power of attorney or other authority, if any, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the General Meeting not less than 72 hours before the time appointed for the holding of the General Meeting or adjourned General Meeting at which it is to be used and in default shall not be treated as valid unless the Directors otherwise determine.

Deposit of proxies.

90.

An instrument appointing a proxy shall be in the following form with such variations if any as circumstances may require or in such other form as the Directors may accept, and shall be deemed to include the right to demand or join in demanding a poll, to move any resolution or amendment thereto and to speak at the meeting:

Form of proxies.

“Digital Innovative Limited

I/We*, [name(s)] of [address(es)],

being a Member/Members* of the abovenamed Company hereby
appoint [name] of [address]

or failing him/her*, [name] of [address],

as my/our proxy* to vote for me/us” and on my/our’’ behalf

at the (state Annual, Extraordinary or Adjourned, as the case may be) General Meeting of the Company to be held on [date] and at every adjournment thereof.

Signed on [date]

This form is to be used in favour of/against* the resolution(s). (to amend accordingly if there is more than one resolution)

*delete whichever is not applicable

Unless otherwise instructed, the proxy may vote as he/she* “thinks fit.”

An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the General Meeting as for the General Meeting to which it relates and need not be witnessed.

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91.	A vote given in accordance with the terms of an instrument of proxy (which for the purposes of this Constitution shall also include a power of attorney) shall be valid notwithstanding the previous death or mental disorder of the principal or revocation of the proxy, or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, PROVIDED THAT no notice of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the General Meeting or adjourned General Meeting at which the proxy is used.	Intervening death or insanity of principal, revocation of proxy, or transfer of share.

92.	Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any General Meeting of the Company or of any class of Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member. Such corporation represented by such person who is present at such General Meeting shall, unless that person is otherwise entitled to be present as a Member or proxy or a corporate representative of another Member, be deemed to be personally present at the General Meeting.	Corporations acting by representatives.

SHAREHOLDERS’ RESOLUTIONS BY WRITTEN MEANS

93.	Save for a resolution for which special notice is required under the Act, the Members may pass resolutions by written means in accordance with, and subject to, the provisions of the Act.	Passing shareholders’ resolutions by written means.

DIRECTORS

94.	Subject to the provisions of Section 145 of the Act, the Company shall have at least one (1) Director being a natural person of full age and capacity who is ordinarily resident in Singapore. Unless otherwise determined by a General Meeting, there shall be no maximum number of Directors holding office at any time.	Number of Directors.

95.	A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in General Meeting but shall be entitled to attend and speak at General Meetings. Where the Company only has one (1) Member, the sole Member may also be the sole Director of the Company PROVIDED THAT the requirements in Regulation 94 are complied with.	Qualification.

96.	Subject to Section 169 of the Act, the remuneration of the Directors shall be determined from time to time by the Company in General Meeting, and shall be divisible among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office.	Remuneration of Directors.

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97.	The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in connection with the business of the Company or in the course of the performance of their duties as Directors.	Travelling expenses.

98.	Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside his ordinary duties as a Director, may, subject to Section 169 of the Act, be paid such extra remuneration as the Directors may determine.	Extra remuneration.

99.	(a)

Other than the office of Auditor, a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. Subject to the Act, no Director or intended Director shall be disqualified by his office from transacting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such transaction or arrangement or any transaction or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so transacting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.

Power of Directors to hold office of profit and to transact with Company.

(b)

Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in transactions or proposed transactions with the Company in which he is in any way directly or indirectly interested or of any office or property held or possessed by a Director which might directly or indirectly result in or create duties or interests in conflict with his duties or interests as a Director. Subject to such disclosure, a Director shall be entitled to vote in respect of any transaction or arrangement in which he is interested and he shall be taken into account in ascertaining whether a quorum is present.

Directors to observe Section 156 of the Act; entitlement to vote and be counted towards quorum.

100.	(a)

A Director may be or become a director of or hold any office or place of profit in or be otherwise interested in, any corporation in which the Company may be interested as vendor, purchaser, shareholder or otherwise, and unless otherwise agreed, shall not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest in such other corporation.

Holding of office in other companies.

(b)

The Directors may exercise the voting power conferred by the shares in any corporation held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such corporation or voting or providing for the payment of remuneration to the directors of such corporation) and any such Director may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other corporation.

Directors may exercise voting power conferred by Company’s shares in another corporation.

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APPOINTMENT AND REMOVAL OF DIRECTORS

101.	The Company may by ordinary resolution appoint any person to be a Director. The Directors shall have power at any time and from time to time to appoint any person to be a Director either to fill a casual vacancy or as an additional Director but so that the total number of Directors shall not at any time exceed the maximum number, if any, fixed by or in accordance with this Constitution.	Power to fill casual vacancies and to appoint additional Director.

102.	Subject to the requirements of the Act, the Company may by ordinary resolution remove any Director before the expiration of his period of office, notwithstanding anything in this Constitution or in any agreement between the Company and such Director.	Removal of Directors.

103.	The Company may by ordinary resolution appoint another person in place of a Director removed from office under Regulation 102.	Appointment in place of Director removed.

MANAGING DIRECTORS

104.	The Directors may from time to time appoint one (1) or more of their body to be Managing Director or Managing Directors of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.	Appointment of Managing Directors.

105.	A Managing Director shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director for any cause he shall ipso facto and immediately cease to be a Managing Director.	Resignation and removal of Managing Director.

106.	Subject to Section 169 of the Act, the employment remuneration of a Managing Director shall from time to time be fixed by the Directors and may subject to this Constitution be by way of salary or commission or participation in profits, or share incentives or by any or all of these modes.	Remuneration of Managing Director.

107.	The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under this Constitution by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf, and they may at any time and from time to time revoke, withdraw, alter or vary all or any of such powers.	Powers of Managing Director.

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VACATION OF OFFICE OF DIRECTOR

108.	The office of a Director shall be vacated in any one (1) of the following events, namely:	Vacation of office of Director.

(a)	if he becomes prohibited from being a Director by reason of any order made under the Act;

(b)	if he ceases to be a Director or is disqualified from being a Director by virtue of any of the provisions of the Act or any other statute applicable to the Company or this Constitution;

(c)	subject to Section 145 of the Act, if he resigns by writing under his hand left at the Office;

(d)	if he becomes bankrupt or suspends payments to or makes any arrangement or composition with his creditors generally;

(e)	if he becomes mentally disordered and incapable of managing himself or his affairs or a person whose person or estate is liable to be dealt with in any way under the law relating to mental capacity; or

(f)	if he is absent from meetings of the Directors for a continuous period of six (6) months without leave from the Directors, and the Directors resolve that his office be vacated.

ALTERNATE DIRECTORS

109.	(a)	Any Director may at any time by writing under his hand and deposited at the Office appoint any person to be his Alternate Director and may in like manner at any time terminate such appointment.	Alternate Directors.

	(b)	A Director or any other person may act as an Alternate Director to represent more than one (1) Director and such Alternate Director shall be entitled at Directors’ meetings to one (1) vote for every Director whom he represents in addition to his own vote if he is a Director.

	(c)	The appointment of an Alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

	(d)	An Alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is absent from Singapore or is otherwise unable to act as such Director, to perform all functions of his appointor as a Director (except the power to appoint an Alternate Director) and to sign any resolution in accordance with the provisions of Regulation 115.

	(e)	An Alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being under this Constitution but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote PROVIDED THAT if the Company has more than one (1) Director, he shall not constitute a quorum under Regulation 112 if he is the only person present at the meeting notwithstanding that he may be a Director himself and/or an Alternate Director to more than one (1) Director.

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(f)	An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

(g)	An Alternate Director shall not be required to hold any share qualification.

PROCEEDINGS OF DIRECTORS

110.	(a)

The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. Subject to the provisions of this Constitution, questions arising at any meeting shall be determined by a majority of votes of the Directors voting and in case of an equality of votes the chairman of the meeting shall not have a second or casting vote. A determination by a majority of Directors shall for all purposes be deemed to be a determination of the Directors.

Meeting of Directors.

	(b)	Any Director or his Alternate may participate in a meeting of the Directors by telephone conference, video conference, audio visual or by means of a similar communication equipment whereby all persons participating in the meeting are able to hear or otherwise communicate with each other in which event such Director or his Alternate shall be deemed to be present at the meeting. A Director or his Alternate participating in a meeting in the manner aforesaid may also be taken into account in ascertaining the presence of a quorum at the meeting. Minutes of the proceedings at a meeting by telephone conference, video conference, audio visual, or other similar communication equipment signed by the chairman of the meeting shall be conclusive evidence of such proceedings and of the observance of all necessary formalities.

111.

A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors. At least 14 days’ notice in writing (exclusive of the day on which the notice is served or is deemed to be served) of every meeting of the Directors shall be given to every Director. Every such notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be transacted PROVIDED THAT the Directors may waive the requirement for notice or accept shorter notice of any meeting of the Directors.

Convening meetings of Directors.

112.

Except where the Company only has one (1) Director, the quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed at any other number, shall be a majority of the Directors then in office, PROVIDED THAT where no quorum is present at any duly convened meeting, the meeting shall be adjourned seven (7) days thereafter at the same time and place and such Directors as are present at such meeting shall be the quorum. A meeting of the Directors at which a quorum is present shall be competent to exercise all the powers and discretions for the time being exercisable by the Directors.

Quorum.

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113.

The continuing Directors may act notwithstanding any vacancies in their body but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with this Constitution, the continuing Director or Directors may act for the purpose of filling up such vacancies or of summoning General Meetings of the Company but not for any other purpose. If there be no Director or Directors able or willing to act, then any Member, or if the Company only has a sole Member, then that sole Member, may summon a General Meeting for the purpose of appointing one (1) or more Directors.

Proceedings in case of vacancies.

114.

The Director shall elect a chairman and may elect one (1) or more vice-chairmen and the Directors may determine the period for which such officers shall respectively hold office. The chairman (if any), or, in the absence of the chairman, the vice-chairman (if any) shall preside at the meetings of the Directors. If such officers have not been appointed, or if no such officer is present within 10 minutes after the time appointed for a meeting, the Directors present shall choose one (1) of their number to be chairman of such meeting.

Chairman and vice-chairman.

115.

A resolution in writing signed by the majority of Directors being not less than are sufficient to form a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one (1) or more of the Directors, PROVIDED THAT where a Director has appointed an Alternate Director, the Director or (in lieu of the Director) his alternate may sign. The expressions “in writing” and “signed” include approval by any such Director by telefax transmission, electronic mail or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

Resolutions in writing.

116.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.

Power to appoint committees.

117.	The meetings and proceedings of any such committee consisting of two (2) or more members shall be governed by the provisions of this Constitution regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under Regulation 116.	Proceedings at committee meetings.

118.

All acts done by any meeting of Directors or of a committee of Directors or by any person acting as Director shall, as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were or was disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

Validity of acts of Directors in spite of some formal defect.

119.

Notwithstanding anything in this Constitution, where the Company only has a sole Director, all acts required to be done or business required to be transacted by a meeting of Directors or of a committee of Directors may be done or undertaken by the sole Director and a declaration made by the sole Director, and recorded and signed by the sole Director, shall be evidence that the same has been done or undertaken.

Declaration by a sole Director.

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GENERAL POWERS OF THE DIRECTORS

120.	The business of the Company shall be managed by or under the direction or supervision of the Directors. Without limiting the generality of the foregoing, the Directors may exercise all the powers of the Company except any powers that the Act or this Constitution requires the Company to exercise in General Meeting.	General powers of Directors to manage Company’s business.

121.	The Directors may from time to time appoint any person or any body of persons whether nominated directly or indirectly by the Directors, to act on behalf of the Company and/or be the attorney or attorneys of the Company, for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for such period and subject to such conditions as the Directors may think fit, and any such appointment or power of attorney may contain such provisions for the protection and convenience of persons dealing with such appointee(s) or attorney(s) as the Directors may think fit and may also authorise any such person or body of persons to subdelegate all or any of the powers, authorities and discretions vested in him.	Power to appoint attorneys.

122.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.	Signature of cheques, etc..

BORROWING AND OTHER POWERS

123.

Without prejudice to the generality of Regulation 120, the Directors may at their discretion exercise the powers of the Company to borrow or raise money from time to time in such manner as the Directors may deem fit and/or to secure the payment of such sums as the Directors think fit, and the Directors may exercise the powers of the Company to secure the repayment or payment of such sums by mortgage, charge or other encumbrance upon all or any of the undertaking, property and assets of the Company including any uncalled or called but unpaid capital, and the Directors may exercise the powers of the Company to issue debentures or other securities whether outright or as security for any debt, liability or obligation of the Company or any third party as they may think fit, PROVIDED THAT the Directors shall not carry into effect any proposals for disposing of the whole or substantially the whole of the Company’s undertaking or property unless those proposals have been approved by the Company in General Meeting.

Directors’ borrowing and other powers.

SECRETARY

124.

The Secretary or Secretaries shall and a deputy or assistant Secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, deputy or assistant Secretary so appointed may be removed by the Directors, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary or Secretaries shall not conflict with the provisions of the Act and in particular Section 171 of the Act.

Secretary.

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SEAL

125.	(a)	The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall (subject to the provisions of this Constitution as to certificates for shares) be:	Seal.

(i)	signed by a Director; and

(ii)	shall be countersigned by the Secretary or a second Director or by some other person appointed by the Directors in place of the Secretary or such second Director for the purpose.

(b)	The Company may exercise the powers conferred by the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.	Official Seal.

(c)	The Company may have a duplicate Seal as referred to in Section 124 of the Act which shall be a facsimile of the Seal with the addition on its face of the words “Share Seal”.	Share Seal.

(d)

For the avoidance of doubt, nothing in this Regulation 125 shall prevent or prohibit the execution by the Company of deeds and documents (including, without limitation, those required to be under or executed under the common seal of a company) in any manner as may be permitted by the Act.

Execution of deeds and documents.

AUTHENTICATION OF DOCUMENTS

126.	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting this Constitution and any resolutions passed by the Company or the Directors, and any books, records, accounts, financial statements and documents relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, accounts, financial statements or documents are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.	Power to authenticate documents.

127.	A document purporting to be a copy of a resolution of the Directors, an extract from the minutes of a meeting of Directors or a declaration signed by a sole Director in accordance with Regulation 119 hereof, which is certified as such in accordance with the provisions of Regulation 126 shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted or deemed meeting of the Directors. Any authentication or certification made pursuant to this Regulation may be made by any electronic means approved by the Directors from time to time for such purpose incorporating, if the Directors deem necessary, the use of security procedures or devices approved by the Directors.	Certified copies of resolutions of the Directors, etc.

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DIVIDENDS

128.

The Company may by ordinary resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as provided in this Constitution or by the Act) no dividend shall be payable except out of the profits of the Company, or in excess of the amount recommended by the Directors. The Directors may resolve that no dividends shall be payable to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of special formalities, this would or might, in the opinion of the Directors, be unlawful or impractical. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever

Payment of dividends.

129.	Subject to Regulation 21A and unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide and except as otherwise permitted under the Act:	Apportionment of dividends.

(a)	all dividends in respect of shares must be paid in proportion to the number of shares held by a Member but where shares are partly paid, all dividends must be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares; and

(b)	all dividends must be apportioned and paid proportionately to the amounts so paid or credited as paid during any portion or portions of the period in respect of which dividend is paid.

For the purposes of this Regulation, no amount paid on a share in advance of calls shall be treated as paid on the share.

130.	If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares. If any share is issued on terms providing that it ranks for dividend as from a particular date that share ranks for dividend accordingly. Subject to the foregoing, the Directors may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.	Payment of preference and interim dividends.

131.	No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.	Dividends not to bear interest.

132.	The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.	Deduction of debts due to Company.

133.	The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.	Retention of dividends on shares subject to lien.

134.	The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.	Retention of dividends on shares pending transmission.

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135.	The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. All dividends and other moneys payable on or in respect of a share that are unclaimed after first becoming payable may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividends or any such moneys unclaimed after a period of six (6) years from the date they are first payable may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the moneys so forfeited to the person entitled thereto prior to the forfeiture.	Unclaimed dividends or other moneys.

136.	The Company may, upon the recommendation of the Directors, by ordinary resolution, direct payment of a dividend in whole or in part by the distribution of specific assets, including paid up shares or debentures of any other corporation or any combination of any specific assets; and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed by the Directors in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.	Payment of dividend in specie.

137.	Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or such address as such persons may by writing direct, or, if several persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder to any one (1) of such persons or to such persons and such address as such persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or (where applicable) to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.	Dividends payable by cheque or warrant.

138.	A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.	Effect of transfer.

RESERVES

139.

The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one (1) fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.

Power to carry profit to reserve.

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BONUS ISSUES AND CAPITALISATION OF PROFITS AND RESERVES

140.

The Company may, upon the recommendation of the Directors, by ordinary resolution, issue bonus shares for which no consideration is payable to the Company, to the Members holding shares in the Company in proportion to their then holdings of shares, and/or capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts or profit and loss account or any sum otherwise available for distribution, PROVIDED THAT such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend, and accordingly the Directors are authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full new shares or debentures of the Company, such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly in one way and partly in the other.

Power to issue bonus shares and to capitalise profits.
141.

Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures (if any) and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provisions by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned) and also to authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the sum resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such Members.

Implementation of resolution to capitalise profits.

MINUTES AND BOOKS

142.	The Directors shall cause minutes to be made in books to be provided for the purpose:	Minutes.

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each General Meeting of the Company and of any class of Members, and each meeting of Directors and of any committee of Directors;

(c)	of all resolutions and proceedings at all General Meetings of the Company and of any class of Members, of the Directors and of committees of Directors, which minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting;

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(d)	of all declarations made by a sole Director which are recorded and signed by the sole Director; and

(e)	of all resolutions passed by written means with the indication of each Member’s agreement (or agreement on his behalf) to the resolutions.

143.

The Directors shall duly comply with the provisions of the Act and in particular, if required, the provisions in regard to registration of charges created by or affecting property of the Company, the Register, a Register of Mortgages and Charges, a Register of Directors’ and CEO’s Shareholdings and holdings of debenture and other interests, a Register of Controllers and a Register of Nominee Directors and in regard to the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company. The Company may maintain branch registers of members in accordance with Section 196 of the Act, which shall be kept at such place or places as the Directors think fit outside of Singapore.

Keeping of Registers, etc..

144.

Any register, index, minute book, accounting records, financial statements, minute or other document required by this Constitution or by the Act to be kept by or on behalf of the Company may be kept in hard copy form or in electronic form and arranged in the manner that the Directors think fit in accordance with the Act. In any case where such company records are kept otherwise than in hard copy form, the Company shall ensure that they are capable of being reproduced in hard copy form. The Directors shall, subject to the Act, take reasonable precautions for ensuring the proper maintenance and authenticity of the company records and for guarding against falsification and for facilitating discovery.

Form of registers, etc..

FINANCIAL STATEMENTS

145.

The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.

Directors to keep proper accounts, etc.

146.

Subject to the provisions of Section 199 of the Act, the accounting and other records shall be kept at the Office or at such other place or places as the Directors think fit within Singapore. No Member (other than a Director) shall have any right of inspecting any account, book, financial statements, minutes or minute book, document or other recording of the Company except as is expressly conferred by the Act.

Location and inspection.

147.

Subject to the provisions of the Act, the Directors shall cause to be prepared and distributed and to be laid before the Company in General Meeting such financial statements, reports and other documents as may be required.

Presentation of financial statements.

148.	Subject to the provisions of the Act, a copy of every set of financial statements which is to be laid before a General Meeting of the Company (including every document required by the Act to be annexed thereto) together with a copy of every report of the Auditor relating thereto (if required) and of the Directors’ statement shall be sent to every Member of, and every holder of debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or of this Constitution, unless Section 203(2) of the Act applies, not less than 14 days before the date of the General Meeting, PROVIDED THAT this Regulation shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one (1) of the joint holders of a share in the Company but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the office.	Copies of financial statements.

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AUDITORS

149.

Subject to the provisions of the Act, the Auditor shall be appointed and their duties regulated in accordance with the provisions of the Act. Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.

Appointment of Auditor.

150.

Subject to the provisions of the Act, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

Validity of acts of Auditor in spite of some formal defect.

151.

The Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the General Meeting which concerns them as Auditor.

Rights of Auditor.

NOTICES

152.	(a)

Any notice, document or other communication (including without limitation any notice of meeting or any accounts, balance sheet, financial statements, report or other document) may be given by the Company to any Member in any of the following ways as determined by the Company:

Service of notice, etc..

(i)	by delivering it personally to him;

(ii)	by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid air-mail;

(iii)	by sending a telefax containing the text thereof to him at his registered fax number in Singapore or where such fax number is outside Singapore to such fax number or to any other fax number as might have been previously notified by the Member concerned to the Company; or

(iv)	by electronic communication (which shall contain the text of the notice, document or other communication or a link to such text) at an electronic mailing address as previously notified by the Member concerned to the Company for the purpose of receiving electronic communication. Where a Member has provided an electronic mailing address to the Company, the Member shall be deemed to have agreed (and given his implied consent) to receive all such notices, documents or other communications (as described in this Regulation 152(a)) by electronic communication to such electronic mailing address and shall have no right to elect to receive a hard copy or physical copy of such notice, document or other communication, save and except that notices, documents or other communications relating to any take-over offer of the Company or any rights issue by the Company shall not be given to the Member by electronic communication; or

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(v)	otherwise as may be permitted or required by the laws applicable to, or the regulations, guidelines or other requirements of, the Designated Stock Exchange.

(b)	Any notice, document or other communication served under any of the provisions of this Constitution on or by the Company or any officer of the Company may be tested or verified by telefax or telephone or electronic means or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice, document or communication.

153.

All notices, documents and other communications (including a share certificate) with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and any notice, document or other communication so given shall be deemed to be given and constitute sufficient notice to all the holders of such shares.

Service of notices, etc. in respect of joint holders.

154.

Subject to Regulation 152(a)(iv), any Member with a registered address shall be entitled to have served upon him at such address any notice, document or other communication to which he is entitled under this Constitution.

Members shall be served at registered address.

155.

The legal personal representative of a Member or the trustee or assignee of a Member’s estate, upon the death or bankruptcy of a Member, or a person otherwise entitled to a share upon supplying to the Company such evidence as the Directors may require at their discretion to show his title to the share, and upon supplying also an address for the service of notice, shall be entitled to have served upon him at such address any notice, document or other communication to which the Member but for his death or bankruptcy or otherwise would be entitled, and such service shall for all purposes be deemed a sufficient service of such notice, document or other communication on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid, any notice, document or other communication delivered or sent by post to or left at the registered address of any Member or sent by electronic communication in pursuance of this Constitution shall (notwithstanding that such Member be then dead or bankrupt or otherwise not entitled to such share and whether or not the Company has notice of the same) be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder.

Service of notices after death, etc. of a Member.

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156.	(a)	Any notice given in conformity with Regulation 152 shall be deemed to have been given at any of the following times as may be appropriate:	When service effected.

(i)	when it is delivered personally to the Member, at the time when it is so delivered;

(ii)	when it is sent by prepaid mail to an address in Singapore or by prepaid air-mail to an address outside Singapore, on the day following that on which the notice was put into the post;

(iii)	when the notice is sent by telefax, or electronic communication, on the day it is so sent; or

(iv)	in the case of any notice given in any other manner, at such times as may be prescribed by the Act.

(b)

In proving such service or sending, it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter or air-mail letter as the case may be or that a telefax or electronic communication was properly addressed and transmitted in the manner provided in this Constitution and the Act.

157.	Any notice on behalf of the Company or of the Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.	Signature on notice.

158.	When a given number of days’ notice or notice extending over any other period is required to be given, the day of service shall not, unless it is otherwise provided or required by this Constitution or by the Act, be counted in such number of days or period.	Day of service not counted.

159.	(a) Notice of every General Meeting shall be given in the manner hereinbefore authorised to:	Notice of General Meeting.

(i)	every Member; and

(ii)	the Auditor for the time being of the Company.

(b)	No other person shall be entitled to receive notices of General Meetings.

160.	Save to the extent otherwise expressly provided, the provisions of Regulations 152, 156, 157 and 158 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors.	Notice of meetings of Directors or any committee of Directors.

WINDING UP

161.

Subject to the provisions of this Constitution and the Act, if the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one (1) kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one (1) or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which is a liability.

Distribution of assets in specie.

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AMENDMENTS TO CONSTITUTION OR NAME OF COMPANY

162.

No Regulation in this Constitution shall be rescinded, altered or amended and no new Regulation shall be made except as permitted pursuant to the Act and the rules and regulations of the Designated Stock Exchange (or pursuant to any written approval required thereunder), which shall be approved by the Directors and confirmed by a Special Resolution of the Members. A Special Resolution shall be required to change the name of the Company.

Amendments to Constitution or name of Company.

UNTRACEABLE MEMBERS

163.	(a)

Without prejudice to the rights of the Company under paragraph (b) of this Regulation, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. The Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

Untraceable members.
	(b)	The Company may transfer shares held by a Member who is untraceable in accordance with Section 390 of the Act, as amended from time to time, subject to and in accordance with the requirements thereof.

INDEMNITY

164.

Subject to the provisions of the Act and every other act for the time being in force concerning companies and affecting the Company and the rules and regulations of the Designated Stock Exchange, every Director, auditor, Secretary or other officer for the time being of the Company shall be indemnified by the Company, against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto and where he serves at the request of the Company as a director, officer, employee or agent of any subsidiary or affiliate of the Company or in relation thereto including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court, provided that there is no conflict with the Act and every other act for the time being in force concerning companies and affecting the Company, and in particular and without prejudice to the generality of the foregoing, no Director, manager, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt of other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same happened through his own negligence, wilful default, breach of duty or breach of trust.

Indemnity Of Directors And Officers.

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SECRECY

165.

No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members or the Company to communicate to the public save as may be authorised or directed by law or applicable rules or regulations of the Designated Stock Exchange.

Secrecy.

PERSONAL DATA

166.

In accordance with the Personal Data Protection Act 2012, all members acknowledge that they are aware that the Company may from time to time collect, use and/or disclose personal data (whether obtained directly or indirectly) of Members for any of the purposes set out below, and each Member hereby consents to such collection, use and/or disclosure accordingly:

Personal Data.

(a)	implementation and administration of any corporate action by the Company (or its agents or service providers);

(b)	internal analysis and/or market research by the Company (or its agents or service providers);

(c)	investor relations communications by the Company (or its agents or service providers);

(d)	administration by the Company (or its agents or service providers) of that member’s holding of shares in the capital of the Company

(e)	implementation and administration of any service provided by the Company (or its agents or service providers) to its members to receive notices of meetings, annual reports, accounts, balance-sheet, report or other documents or shareholder communications and/or for proxy appointment, whether by electronic means or otherwise;

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(f)	processing, administration and analysis by the Company (or its agents or service providers) of proxies and representatives appointed for any general meeting (including adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to any general meeting (including any adjournment thereof);

(g)	implementation and administration of, and compliance with, any provision of this Constitution;

(h)	compliance with any applicable laws, listing rules, take-over rules, regulations and/or guidelines; and

(i)	purposes which are reasonably related to any of the above purposes.

167.	Without prejudice to Regulation 166, where any Member or any other person or entity provides any personal data relating to any proxy, attorney, corporate representative or other third party for any General Meeting or any adjournment thereof or in connection with any of the matters referenced in Regulation 166, it warrants to the Company that it has obtained the prior consent of that proxy, attorney, corporate representative or other third party for the collection, use and disclosure of the personal data for any and all purposes set out in Regulation 166, and is deemed to have agreed to indemnify the Company in respect of any claims, actions, proceedings, losses, damages, liabilities, penalties, costs and expenses brought against the Company or suffered or incurred by the Company as a result of such Member’s breach of warranty.	Provision of personal data of third party.

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I/We, whose name(s), address(es) and occupation(s) are subscribed, am/are desirous of forming a company in pursuance of this Constitution, and I/we respectively agree to take the number of share(s) in the capital of the Company set opposite my name/our respective names.

Name(s), Address(es) and Occupation(s) of Subscriber(s)	Number of Shares Taken by each Subscriber

Miles Christian Pelham	1

The Cullinan I Luna Sky,
1 Austin Road West,
Tsim Sha Tsui, KLN,
Hong Kong

Merchant

Total number of shares taken	1

Dated this day of 2019.

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